                                             Exhibit 11(b)

March 17, 2003

Securities and Exchange Commission
450 Fifth Street, NW
Judiciary Plaza
Washington DC 20549

Ladies and Gentlemen:

    I have acted as counsel to W&R Funds, Inc., (the "Fund") a Maryland
Corporation, in connection with the filing with the Securities and
Exchange Commission ("SEC") of a registration statement on Form N-14 (the
"Registration Statement"), registering the Class A, Class B, Class C and
Class Y shares of beneficial interest of W&R Funds International Growth
Fund, a series of the Fund (the "Acquiring Fund"), (the "Shares") to be
issued pursuant to an Agreement and Plan of Reorganization on behalf of the Acquiring Fund and Ivy International Small Companies Fund, a series of
Ivy Fund, a business trust formed under the laws of the Commonwealth of
Massachusetts (the "Target"). The Plan provides for the transfer of the
Target's assets to the Acquiring Fund in exchange solely for a number of
Shares determined in the manner specified in the Plan and the assumption by the Acquiring Fund of the liabilities of the Target.

    In connection with rendering the opinions set forth below, I have examined the form of Plan that I understand is included as an exhibit to the Registration Statement, the Fund's Articles of Incorporation, as
amended, and Bylaws, and the action of the Fund that provides for the issuance of the Shares; and I have made such other investigation as I have deemed appropriate. In rendering my opinion, I also have made the assumptions that are customary in opinion letters of this kind. I have not verified any of those assumptions.

    My opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Maryland that, in my experience, generally are applicable to the issuance of shares by entities such as the Fund. I express no opinion with respect to any other laws.

    Based upon and subject to the foregoing, I am of the opinion that:

    1. The Shares to be issued pursuant to the Plan have been duly authorized for issuance by the Fund; and

    2. When such Shares have issued and the consideration for such Shares has been paid in accordance with the Plan, such shares will be validly issued, fully paid and non-assessable.

    This opinion is rendered solely in connection with the filing of the
Registration Statement. I hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement. In giving my consent
I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the
SEC thereunder.

Very truly yours,

/s/ Kristen A. Richards

Kristen A. Richards
Vice President, Associate General
 Counsel and Secretary